Exhibit 99.1350CERT

         Certification Pursuant to Rule 30a-2(b) under the 1940 Act and
                      Section 906 of the Sarbanes Oxley Act

Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of BlackRock Value Opportunities Fund, Inc. and Master Value Opportunities LLC (together, the "Registrants"), hereby certifies, to the best of his knowledge, that the Registrants' Report on Form N-CSR for the period ended March 31, 2008, (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of each Registrant.

Date: May 22, 2008


/s/ Donald C. Burke
-------------------
Donald C. Burke
Chief Executive Officer (principal executive officer) of
BlackRock Value Opportunities Fund, Inc. and Master Value Opportunities LLC

Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of BlackRock Value Opportunities Fund, Inc. and Master Value Opportunities LLC (together, the "Registrants"), hereby certifies, to the best of his knowledge, that the Registrants' Report on Form N-CSR for the period ended March 31, 2008, (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of each Registrant.

Date: May 22, 2008


/s/ Neal J. Andrews
-------------------
Neal J. Andrews
Chief Financial Officer (principal financial officer) of
BlackRock Value Opportunities Fund, Inc. and Master Value Opportunities LLC

This certification is being furnished pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.